EXHIBIT 21.1

The following is a list of the Alloy, Inc.’s wholly-owned direct and indirect subsidiaries:

ALLOY, INC., SUBSIDIARIES AND AFFILIATES

Company Name	Place of Organization	Other Names Under Which Company Does Business
ALLOY, INC.	DELAWARE
360 Youth
Alloy Media + Marketing

ARMED FORCES COMMUNICATIONS, INC.	NEW YORK
Active Seniors Media
All Campus Media
American Minorities Media
Market Place Media
Prime Life Media
360 Youth
American Multicultural Media
American Multicultural Marketing
Alloy Media + Marketing

ALLOY EDWARD ACQUISITION SUB, INC.	DELAWARE

ALLOY MEDIA, LLC	DELAWARE
Private Colleges & Universities
17th Street Productions
360 Career Recruitment Media
Careers & Colleges
Chalkboard Communications
Alloy Entertainment
Wintergreen Orchard House
Alloy Media + Marketing
Alloy Out of Home
Alloy Education
delias.com
ccs.com
alloy.com

ALLOY MARKETING AND PROMOTIONS, LLC	DELAWARE
AMP
AMP Agency
Alloy Media + Marketing

ALLOY MALL MARKETING SERVICES, LLC	DELAWARE
(in the process of dissolution)
Satellite Radio Kiosk

INSITE ADVERTISING, INC.	NEW YORK
Alloy Media + Marketing

ON CAMPUS MARKETING, LLC	DELAWARE
Residence Hall Linens
Campus Fund Raisers
OCM

SCONEX, LLC	DELAWARE
Alloy Media + Marketing

CANAL PARK, LLC	DELAWARE

DX COMPANY, INC.	DELAWARE

CARE PACKAGES, LLC	DELAWARE

COLLEGIATE CARPETS, LLC	DELAWARE

TRIPLE REWARDS, LLC	DELAWARE

MPM HOLDING, INC.	DELAWARE

THE STAFFING AUTHORITY, LLC	DELAWARE